                    Exhibit 99.1

For immediate release:

Alico, Inc. Announces Financial Results for Fiscal Year 2016 of $7.0 million of Net Income, $37.8 million of EBITDA and $30.4 million of Net Cash Provided by Operating Activities for the fiscal year.

Fort Myers, FL, December 2, 2016 - Alico, Inc. (“Alico” or the “Company”) (NASDAQ:ALCO) today announces financial results for the fourth quarter and fiscal year ended September 30, 2016. For the fiscal year, the Company earned $0.84 per diluted common share compared to $1.64 per diluted common share in the prior year. When both periods are adjusted for one-time items related to prior acquisitions including transaction costs, litigation, consulting fees, acquired inventory and real estate gains, the Company earned $0.94 per diluted common share in fiscal year 2016 and $1.73 per diluted common share in fiscal year 2015 primarily due to lower citrus production volume.

(in thousands except for per share amounts)
	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2016	2015	Change		2016	2015	Change

Net income (loss)	$(3,416)	$(5,426)	$2,010	37.0%	$6,959	$13,183	$(6,224)	(47.2)%
EBITDA	$430	$698	$(268)	(38.4)%	$37,789	$47,217	$(9,428)	(20.0)%
Earnings (loss) per diluted common share	$(0.41)	$(0.65)	$0.24	36.9%	$0.84	$1.64	$(0.80)	(48.8)%
Net cash (used in) provided by operating activities	$(3,828)	$(2,623)	$(1,205)	(45.9)%	$30,357	$33,726	$(3,369)	(10.0)%

Alico Executive Management Changes

The Board of Directors and management recognize that the three strategic acquisitions in fiscal years 2015 and 2014 have yet to be fully integrated. As part of this next phase of integration, Alico is conducting cost savings programs, restructuring activities, and strategic initiatives in each division and at the corporate G&A level to improve its profitability and efficiency. Alico Inc. has also begun to realign its management structure to optimize the financial returns on the assets of its Orange Co. and Conservation and Environmental Resources divisions.  Remy W. Trafelet will become President and Chief Executive Officer of the parent holding company, Alico Inc., on January 1, 2017. He has led the Company’s Executive Committee as Chairman since 2013.  George Brokaw will become Executive Vice Chairman for Alico Inc., while Hank Slack will become Executive Chairman. Clay Wilson will step down as Chief Executive Officer on December 31, 2016.  Mr. Wilson will continue to serve as a member of the Alico Board of Directors.  He will continue to share his lifetime of experience with the Alico team and remains committed to his vision of strengthening Alico’s role within the Florida citrus industry.   Jerry Newlin, VP for Citrus Operations, will oversee the operational management of Orange Co.  Mr. Newlin previously supervised citrus operations for Orange-Co, LP prior to Alico’s acquisition of its assets in 2014 and has worked for Alico, Orange-Co, LP and predecessor companies in various capacities since 1978.  John Kiernan, CFO of the parent holding company, Alico Inc., will assume administrative duties for Orange Co. until a new General Manager for the Orange Co. division is recruited.  To improve the performance of our Conservation and Environmental Resources division, David L. Genho has been appointed President and General Manager, after successfully serving as Operations Manager during a 10-year career at Deseret Cattle & Citrus in St. Cloud, Florida.

Orange Co. Division Results

Orange Co.'s financial results declined during the year due to lower citrus production volume, a decline in pound solids per box and flat production costs compared to the prior year resulting in higher per unit costs, partially offset by higher prices.

Orange Co.'s 2016 crop production was lower by 17.4% on a pound solids basis and by 11.9% on a box basis for the year ended September 30, 2016. The USDA estimated the Florida orange crop decreased by approximately 15.8% this past season as measured by total boxes produced. Orange Co.’s early and mid-season pound solids decreased by 22.8% and boxes decreased by 18.2%; its late season Valencia pound solids decreased by 13.4% and boxes decreased by 6.7%. These declines were due to numerous factors including unusual weather patterns, such as El Nino and higher than normal temperatures during the early and mid-season harvest, and citrus greening resulting in a higher than normal level of drop and more unharvested fruit. The declines were partially mitigated by the acceleration of the Company’s late season harvesting activities to address premature fruit drop. Additionally, fruit quality was impacted as pound solids per box decreased from 6.21/box last year to 5.82/box. Citrus production for the years ended September 30, 2016 and 2015 is summarized in the following table.

(boxes and pound solids in thousands)
	Fiscal Year Ended September 30,
			Change
	2016	2015	Unit	%
Boxes Harvested:
Early and Mid-Season	3,634	4,445	(811)	(18.2)%
Valencias	5,195	5,569	(374)	(6.7)%
Total Processed	8,829	10,014	(1,185)	(11.8)%
Fresh Fruit	402	466	(64)	(13.7)%
Total	9,231	10,480	(1,249)	(11.9)%
Pound Solids Produced:
Early and Mid-Season	20,167	26,139	(5,972)	(22.8)%
Valencias	31,237	36,083	(4,846)	(13.4)%
Total	51,404	62,222	(10,818)	(17.4)%

Average Pound Solids Per Box	5.82	6.21	(0.39)	(6.3)%

Price per Pound Solids:
Early and Mid-Season	$2.18	$1.99	$0.19	9.5%
Valencias	$2.41	$2.12	$0.29	13.7%

Orange Co. costs of production on a per pound solids basis increased 18.9% from $1.06 to $1.26 because of lower volumes supporting the cost base. Those costs remained flat from the prior year, despite the challenges of unusual weather and disease, with cost of sales of $64.8 million compared to $65.6 million in 2015 (excluding an $8.1 million adjustment of the fair market value of acquired inventory).

Conservation and Environmental Resources Division Results

Operating (loss) income for the Conservation and Environmental Resources (“CER”) division was ($0.7) million in fiscal year 2016 compared to $0.6 million in the prior year, a decrease of $1.3 million. EBITDA for the cattle and ranch operations of the CER division declined from approximately $4.0 million in fiscal year 2015 to approximately $2.1 million primarily due to lower cattle prices. CER financial results were negatively affected by $2.3 million in 2016 and $2.1 million in 2015 of operating costs related to the dispersed water storage project. Funding for the water project was included in the approved state budget in March 2016, but we are currently pursuing permits needed to commence construction.

Other Corporate Financial Information

Over the past year, Alico began to restructure its business by investing in information technology and management talent while still evaluating strategic acquisitions. These initiatives increased its general and administrative costs on a recurring basis by $1.1 million. Corporate G&A expenses for the year ended September 30, 2016 totaled $13.2 million compared to $16.5 million for the year ended September 30, 2015, a decrease of $3.3 million. The decrease relates primarily to $4.7 million in non-recurring professional and legal fees associated with the Orange-Co, LP asset acquisition and the Silver Nip acquisition and $0.3 million in non-recurring consulting expenses in fiscal year 2015 offset by certain fiscal year 2016 expenses including $0.5 million in legal fees related to the shareholder litigation, $0.4 million in prior year bonus payments and $0.2 million in stock compensation.

Other (expense) income, net for the year ended September 30, 2016 was ($9.4) million compared to $4.6 million for the year ended September 30, 2015. The decrease of $14.0 million is primarily attributable to a $12.9 million decrease in partial gain recognition on the sale of the sugarcane land, a $1.1 million decrease in bargain purchase gains and a $1.5 million increase in interest expense offset by non-recurring fiscal year 2015 losses, including a $1.0 million loss on extinguishment of debt and a $0.5 million asset impairment.

The Company paid a fourth quarter cash dividend of $0.06 per share on its outstanding common stock on October 14, 2016, to shareholders of record at September 30, 2016. Dividends for the year totaled $0.24 per share.

The Company ended the year with term debt, net of cash and cash equivalents, of $190.6 million.

About Alico

Alico Inc. is a holding company with assets and related operations in agriculture and environmental resources, including citrus, cattle ranching, water management, and mining. Our mission is to create value for shareholders by managing existing assets to their optimal current income and total returns, opportunistically acquiring new assets and producing high quality agricultural products while exercising responsible environmental stewardship. Learn more about Alico (NASDAQ: ALCO) at www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as "plans," "expect," "may," "anticipate," "intend," "should be," "will be," "is likely to," "believes," and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and its by-products, increased pressure from diseases including citrus greening and citrus canker, as well as insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities and other growth opportunities; onetime events; acquisitions and divestitures, including our ability to achieve the anticipated results of the Orange-Co acquisition and Silver Nip merger; seasonality; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:
John E. Kiernan
Senior Vice President and Chief Financial Officer
(239) 226-2000
JKiernan@alicoinc.com

Non-GAAP Financial Measures

Adjusted EBITDA
(in thousands)
	Three Months Ended September 30,		Year Ended September 30,
	2016	2015	2016	2015

Net (loss) income attributable to common stockholders	$(3,411)	$(5,395)	$6,993	$13,214
Interest expense	2,445	2,627	9,893	8,366
Provision for income taxes	(1,898)	(629)	5,521	10,905
Depreciation and amortization	3,294	4,095	15,382	14,732
EBITDA	$430	$698	$37,789	$47,217

Acquired citrus inventory fair value adjustments	—	826	—	8,051
Asset impairment	—	—	—	541
Gain on bargain purchase	—	(1,145)	—	(1,145)
Gains on sale of real estate	—	(119)	(618)	(13,590)
Litigation expenses related to shareholder lawsuit	96	—	506	—
Loss on extinguishment of debt	—	—	—	1,051
Payments on consulting agreements	50	430	605	1,893
Stock compensation expense	150	—	150	—
Transaction costs	342	591	892	4,592

Adjusted EBITDA	$1,068	$1,281	$39,324	$48,610

Adjusted Earnings Per Common Share
(in thousands)
	Three Months Ended September 30,		Year Ended September 30,
	2016	2015	2016	2015

Net (loss) income attributable to common stockholders	$(3,411)	$(5,395)	$6,993	$13,214
Acquired citrus inventory fair value adjustments	—	826	—	8,051
Asset impairment	—	—	—	541
Gain on bargain purchase	—	(1,145)	—	(1,145)
Gains on sale of real estate	—	(119)	(618)	(13,590)
Litigation expenses related to shareholder lawsuit	96	—	506	—
Loss on extinguishment of debt	—	—	—	1,051
Payments on consulting agreements	50	430	605	1,893
Stock compensation expense	150	—	150	—
Transaction costs	342	591	892	4,592
Tax impact	(305)	(321)	(679)	(631)

Adjusted net (loss) income	$(3,078)	$(5,133)	$7,849	$13,976

Diluted common shares	8,315	8,328	8,311	8,061

Adjusted Earnings (Loss) per Diluted Common Share	$(0.37)	$(0.62)	$0.94	$1.73

Adjusted Free Cash Flow
(in thousands)
	Three Months Ended September 30,		Year Ended September 30,
	2016	2015	2016	2015

Net cash (used in) provided by operating activities	$(3,828)	$(2,623)	$30,357	$33,726
Adjustments for non-recurring items:
Litigation expenses related to shareholder lawsuit	96	—	506	—
Payments on consulting agreements	50	430	605	1,893
Transaction costs	342	591	892	4,592
Tax impact	(254)	(845)	(886)	(2,936)
Capital expenditures	(5,190)	(2,214)	(14,305)	(11,523)
Adjusted Free Cash Flow	$(8,784)	$(4,661)	$17,169	$25,752

Alico utilizes the non-GAAP measures Adjusted EBITDA, Adjusted Earnings per Diluted Common Share and Adjusted Free Cash Flow among other measures, to evaluate the performance of its business. Due to significant depreciable assets associated with the nature of our operations and, to a lesser extent, interest costs associated with our capital structure, management believes that Adjusted EBITDA, Adjusted Earnings per Diluted Common Share, and Adjusted Free Cash Flow are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provides useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business and helps investors evaluate our ability to service our debt. Such measurements are not prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. The non-GAAP information provided is unique to Alico and may not be consistent with methodologies used by other companies. Adjusted EBITDA is defined as earnings before interest expense, provision for income taxes, depreciation and amortization adjusted for non-recurring transactions or transactions that are not indicative of our core operating results such as gains or losses on sales of real estate. Adjusted Earnings per Diluted Common Share is defined as earnings adjusted for non-recurring transactions divided by diluted common shares. Adjusted Free Cash Flow is defined as cash provided by operations adjusted for non-recurring transactions less capital expenditures. The Company uses Adjusted Free Cash Flow to evaluate its business and this measure is considered an important indicator of the Company's liquidity, including its ability to reduce net debt, make strategic investments, and pay dividends to common stockholders. The Company’s definition of Adjusted Free Cash Flow does not represent residual cash flows available for discretionary spending.

ALICO, INC.
CONSOLIDATED AND COMBINED BALANCE SHEETS
(in thousands, except share amounts)

	September 30,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$6,625	$5,474
Accounts receivable, net	4,740	3,137
Inventories	58,469	58,273
Income tax receivable	1,013	2,088
Prepaid expenses and other current assets	2,261	1,791
Total current assets	73,108	70,763

Property and equipment, net	379,247	381,099
Goodwill	2,246	2,246
Deferred financing costs, net of accumulated amortization	2,369	2,978
Other non-current assets	1,692	3,002
Total assets	$458,662	$460,088

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,975	$4,407
Accrued liabilities	6,920	13,813
Long-term debt, current portion	4,493	4,511
Deferred tax liability, current portion	53	151
Obligations under capital leases, current portion	288	277
Other current liabilities	1,002	975
Total current liabilities	18,731	24,134

Long-term debt	192,726	200,970
Lines of credit	5,000	—
Deferred tax liability	31,004	25,629
Deferred gain on sale	28,440	29,122
Deferred retirement obligations	4,198	4,134
Obligations under capital leases	300	588
Total liabilities	280,399	284,577

Stockholders' equity:
Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $1.00 par value, 15,000,000 shares authorized; 8,416,145 and 8,416,145 shares issued and 8,315,535 and 8,325,580 shares outstanding at September 30, 2016 and September 30, 2015, respectively	8,416	8,416
Additional paid in capital	18,155	19,795
Treasury stock, at cost, 100,610 and 90,565 shares held at September 30, 2016 and September 30, 2015, respectively	(4,585)	(3,962)
Retained earnings	151,504	146,455
Total Alico stockholders' equity	173,490	170,704
Noncontrolling interest	4,773	4,807
Total stockholders' equity	178,263	175,511
Total liabilities and stockholders' equity	$458,662	$460,088

ALICO, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share amounts)

	Fiscal Year Ended September 30,
Operating revenues:	2016	2015	2014
Orange Co.
Conservation and Environmental Resources	$137,282	$146,147	$74,768
Other Operations	5,669	5,394	8,172
Total operating revenues	1,245	1,585	21,063
	144,196	153,126	104,003
Operating expenses:
Orange Co.
Conservation and Environmental Resources	102,347	110,236	54,956
Other Operations	6,393	4,808	6,123
Total operating expenses	397	2,083	21,730
	109,137	117,127	82,809

Gross profit	35,059	35,999	21,194
General and administrative expenses	13,213	16,494	11,811

Income from operations	21,846	19,505	9,383

Other (expense) income:
Investment and interest income, net	—	2	131
Interest expense	(9,893)	(8,366)	(2,368)
Gain on bargain purchase	—	1,145	—
Gain on sale of real estate	618	13,590	7,748
Gain on settlement of contingent consideration arrangement	—	—	6,000
Loss on extinguishment of debt	—	(1,051)	—
Impairment of asset held for sale	—	(541)	—
Other expense, net	(91)	(196)	(16)
Total other (expense) income, net	(9,366)	4,583	11,495

Income before income taxes	12,480	24,088	20,878
Provision for income taxes	5,521	10,905	11,383

Net income	6,959	13,183	9,495
Net loss attributable to noncontrolling interests	34	31	—
Net income attributable to Alico, Inc. common stockholders	6,993	13,214	9,495
Comprehensive income attributable to noncontrolling interests	—	—	—
Comprehensive income attributable to Alico, Inc. common stockholders	$6,993	$13,214	$9,495

Per share information attributable to Alico, Inc. common stockholders:
Earnings per common share:
Basic	$0.84	$1.64	$1.29
Diluted	$0.84	$1.64	$1.29
Weighted-average number of common shares outstanding:
Basic	8,303	8,056	7,336
Diluted	8,311	8,061	7,354

Cash dividends declared per common share	$0.24	$0.24	$0.24

ALICO, INC.
CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS
(in thousands)

	Fiscal Year Ended September 30,
	2016	2015	2014

Cash flows from operating activities:
Net income	$6,959	$13,183	$9,495
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of sugarcane land	(618)	(13,734)	—
Depreciation and amortization	15,382	14,732	9,638
Loss (gain) on breeding herd sales	296	(183)	(555)
Deferred income tax expense	5,277	12,350	6,806
Cash surrender value	(20)	(27)	202
Deferred retirement benefits	65	623	(173)
Magnolia Fund undistributed loss (earnings)	103	(57)	(163)
Loss (gain) on sale of property and equipment	147	(290)	(6,742)
Impairment of asset held for sale	—	541	—
Loss on extinguishment of debt	—	457	—
Non-cash interest expense on deferred gain on sugarcane land	1,406	607	—
Stock-based compensation expense	925	952	1,835
Other	—	245	—
Changes in operating assets and liabilities:
Accounts receivable	(1,707)	5,983	(2,676)
Inventories	(196)	8,659	9,985
Prepaid expenses	(1,759)	(1,347)	—
Income tax receivable	1,074	—	3,401
Other assets	821	465	523
Accounts payable and accrued expenses	3,720	(522)	(8,599)
Income tax payable	—	(6,660)	—
Other liabilities	(1,518)	(2,251)	2,086
Net cash provided by operating activities	$30,357	$33,726	$25,063

Cash flows from investing activities:
Acquisition of citrus businesses, net of cash acquired	$—	$(265,587)	$(32,769)
Proceeds on sale of sugarcane land	—	97,151	—
Purchases of property and equipment	(14,305)	(11,523)	(13,280)
Return on investment in Magnolia Fund	171	675	3,814
Proceeds from sale of assets	799	1,963	14,473
Proceeds from surrender of life insurance policies	297	—	—
Proceeds from sale of real estate	—	—	5,764
Other	4	264	10
Net cash used in investing activities	$(13,034)	$(177,057)	$(21,988)

Cash flows from financing activities:
Borrowings notes payable	$—	$—	$11,000
Proceeds from term loans	2,500	184,500	—
Repayments on revolving line of credit	(53,882)	(87,031)	(2,400)
Borrowings on revolving line of credit	58,882	81,031	3,641
Repayment of term loan	—	(34,000)	—
Principal payments on term loans	(10,761)	(17,870)	(3,208)
Contingent consideration paid	(7,500)	—	—
Financing costs	—	(2,834)	—
Treasury stock purchases	(3,141)	(4,013)	(4,844)
Dividends paid	(1,993)	(1,877)	(2,780)
Distributions to members	—	—	(605)
Capital lease obligation payments	(277)	(231)	—
Net cash (used in) provided by financing activities	$(16,172)	$117,675	$804

Net increase (decrease) in cash and cash equivalents	$1,151	$(25,656)	$3,879
Cash and cash equivalents at beginning of the period	5,474	31,130	27,251

Cash and cash equivalents at end of the period	$6,625	$5,474	$31,130